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                                                             EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 14, 2000 relating to the financial statements, which appear in Titan Motorcycle Co. of America's Annual Report on Form 10-KSB for each of the two years in the period ended January 1, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Phoenix, Arizona
April 20, 2000